Exhibit 99.1
FOR IMMEDIATE RELEASE
GROUP 1 AUTOMOTIVE REPORTS 49 PERCENT INCREASE IN FIRST-QUARTER PROFITS
PARTS AND SERVICE BUSINESS REMAINS STRONG
HOUSTON, April 26, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported a first-quarter adjusted net income increase of 48.5 percent to $15.5 million, or $0.67 per diluted share, for the quarter ended March 31.
On a GAAP basis (see attached reconciliation for reported adjustments), including $0.1 million of net after-tax adjustments, first-quarter net income was $15.4 million, or $0.66 per diluted share.
Total company revenues for the quarter increased 18.3 percent to $1.4 billion, primarily driven by higher new vehicle sales. Gross profit grew 8.4 percent to $221.8 million, reflecting increases in all business segments. Selling, general and administrative (SG&A) expense as a percent of gross profit improved 210 basis points to 79.3 percent, as the company continued to leverage its reduced cost structure.
First-Quarter Operating Highlights
•	New vehicle revenues increased 21.5 percent on a 19.7 percent increase in unit sales.

•	Used vehicle revenues were 19.6 percent higher.

•	Parts and service revenues increased 5.1 percent.

•	Retail new vehicle and used vehicle gross profit increased 8.6 percent and 9.3 percent, respectively.

•	Retail used vehicle gross margin expanded 70 basis points sequentially to 8.9 percent.

•	Finance and insurance gross profit per retail unit increased $16 to $1,068.

•	Selling, general and administrative (SG&A) expense as a percent of revenues improved 150 basis points, to 12.5 percent.
“These results demonstrate our continuing focus on growing top-line revenues in all business segments while leveraging our improved cost structure,” said Earl J. Hesterberg, Group 1’s president and chief executive officer.
Japan Supply Update
“Everyone at Group 1 would like to extend our sympathies to the victims and their families of March’s earthquake and tsunami that devastated northeastern Japan,” said Hesterberg. “Our thoughts are with those who suffered losses in this disaster.
“Group 1 anticipates some near-term impact to new car deliveries and sales in the coming months. Although the manufacturers are working diligently to assess the situation, it is still too early to determine the severity or length of the production disruptions. We do know that the major issues relate to Japanese brands and there is a probability of a 30 percent to 50 percent reduction of deliveries of some Japanese models this summer. Group 1 had adequate new vehicle inventory at March 31, with 51 days’ of total supply on hand and 50 days’ supply of our Japanese brands. If deliveries are reduced to the extent mentioned above, it is likely that inventory levels will constrain sales for the second quarter and possibly third quarter. Fortunately, we know how to manage the business in a low-inventory environment, particularly with the import brands, as those inventories have historically been in very short supply from time to time during the last 10 years. For stores that could be impacted by limited new vehicle inventory, we are adjusting advertising and other expenses, and expect to achieve higher new vehicle gross margins in the coming months. Although there have been a few replacement

Group 1 Automotive, Inc.
parts where orders are being filled on a ‘need’ basis, there has not been an impact on our parts and service business. During the coming months, we will continue to monitor the situation and will shift more of our focus to our higher-margin used vehicle and parts-and-service businesses, which account for more than 65 percent of our total gross profit.”
Corporate Development Update
As previously announced, Group 1 has acquired Ford, Volkswagen, BMW and MINI franchises in 2011 that are expected to generate $150.0 million in total estimated annualized revenues.
First-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/news/events.aspx. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 888.329.8905
International: 719.325.2461
Participant Passcode: 3356291
A telephonic replay will be available following the call through May 3 by dialing:
Domestic: 888.203.1112
International: 719.457.0820
Replay Passcode: 3356291
About Group 1 Automotive, Inc.
Group 1 owns and operates 103 automotive dealerships, 133 franchises, and 27 collision service centers in the United States and the United Kingdom that offer 30 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.
FINANCIAL TABLES TO FOLLOW
SOURCE: Group 1 Automotive, Inc.

Group 1 Automotive, Inc.
Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com
Media contacts:
Pete DeLongchamps
VP, Manufacturer Relations and
Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010	% Change
REVENUES:
New vehicle retail sales	$784,714	$646,121	21.5%
Used vehicle retail sales	323,447	279,609	15.7
Used vehicle wholesale sales	61,951	42,512	45.7
Parts and service	194,950	185,435	5.1
Finance and insurance	44,240	37,476	18.0

Total revenues	1,409,302	1,191,153	18.3

COST OF SALES:
New vehicle retail sales	741,942	606,747	22.3
Used vehicle retail sales	294,547	253,172	16.3
Used vehicle wholesale sales	59,457	40,849	45.6
Parts and service	91,581	85,864	6.7

Total cost of sales	1,187,527	986,632	20.4

GROSS PROFIT	221,775	204,521	8.4

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	175,884	166,406	5.7

DEPRECIATION AND AMORTIZATION EXPENSE	6,455	6,485	(0.5)

ASSET IMPAIRMENTS	222	—	100.0

OPERATING INCOME	39,214	31,630	24.0

OTHER EXPENSE:
Floorplan interest expense	(6,760)	(7,566)	(10.7)

Other interest expense, net	(7,942)	(7,104)	11.8

Loss on redemption of long-term debt	—	(3,872)	(100.0)

INCOME BEFORE INCOME TAXES	24,512	13,088	87.3

PROVISION FOR INCOME TAXES	(9,150)	(5,107)	79.2

NET INCOME	$15,362	$7,981	92.5%

DILUTED INCOME PER SHARE	$0.66	$0.34	94.1%

Weighted average dilutive shares outstanding	23,264	23,688	(1.8)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31,	December 31,
	2011	2010	% Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$44,804	$19,843	125.8%
Contracts in transit and vehicle receivables, net	117,593	113,846	3.3
Accounts and notes receivable, net	68,428	75,623	(9.5)
Inventories	784,142	777,771	0.8
Deferred income taxes	15,517	14,819	4.7
Prepaid expenses and other current assets	10,541	17,332	(39.2)

Total current assets	1,041,025	1,019,234	2.1
PROPERTY AND EQUIPMENT, net	539,922	506,288	6.6
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	669,120	666,656	0.4
OTHER ASSETS	9,843	9,786	0.6

Total assets	$2,259,910	$2,201,964	2.6%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$689,037	$690,051	(0.1)%
Offset account related to floorplan notes payable — credit facility	(107,718)	(129,211)	(16.6)
Floorplan notes payable — manufacturer affiliates	102,810	103,345	(0.5)
Current maturities of mortgage facility	42,600	42,600	—
Current maturities of long-term debt	10,482	10,589	(1.0)
Current liabilities from interest rate risk management activities	709	1,098	(35.4)
Accounts payable	99,752	92,799	7.5
Accrued expenses	87,668	83,663	4.8

Total current liabilities	925,340	894,934	3.4
2.25% CONVERTIBLE SENIOR NOTES (aggregate principal of $182,753 at March 31, 2011 and December 31, 2010)	139,814	138,155	1.2
3.00% CONVERTIBLE SENIOR NOTES (aggregate principal of $115,000 at March 31, 2011 and December 31, 2010)	75,099	74,365	1.0
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	160,175	161,611	(0.9)
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	38,442	38,819	(1.0)
DEFERRED INCOME TAXES	67,661	58,970	14.7
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	14,630	16,426	(10.9)
OTHER LIABILITIES	32,274	31,036	4.0
DEFERRED REVENUES	2,779	3,280	(15.3)

STOCKHOLDERS’ EQUITY:
Common stock	263	261	0.8
Additional paid-in capital	365,294	363,966	0.4
Retained earnings	532,586	519,843	2.5
Accumulated other comprehensive loss	(15,618)	(18,755)	(16.7)
Treasury stock	(78,829)	(80,947)	(2.6)

Total stockholders’ equity	803,696	784,368	2.5

Total liabilities and stockholders’ equity	$2,259,910	$2,201,964	2.6%

Group 1 Automotive, Inc.
Consolidated Statements of Adjusted Cash Flows from Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2011	2010	% Change
Net income	$15,362	$7,981	92.5%
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	222	—	100.0
Depreciation and amortization	6,455	6,485	(0.5)
Deferred income taxes	7,048	4,330	62.8
Loss on redemption of long-term debt	—	3,872	(100.0)
Stock-based compensation	2,744	2,697	1.7
Amortization of debt discount and issue costs	2,878	1,635	76.0
Other	(173)	349	(149.6)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts payable and accrued expenses	10,436	22,960	(54.5)
Accounts and notes receivable	7,278	(3,091)	335.5
Inventories	5,736	(48,234)	111.9
Contracts-in-transit and vehicle receivables	(3,623)	(19,097)	(81.0)
Prepaid expenses and other assets	1,397	1,622	(13.9)
Floorplan notes payable — credit facility	(1,014)	67,547	(101.5)
Floorplan notes payable — manufacturer affiliates	(804)	(693)	16.0
Deferred revenues	(501)	(898)	(44.2)

Adjusted net cash provided by operating activities	$53,441	$47,465	12.6%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended
		March 31,
		2011	2010
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	12.9%	15.3%
	New Jersey	5.9	6.5
	Georgia	4.0	3.7
	New Hampshire	3.4	4.6
	New York	3.3	3.7
	Louisiana	3.1	2.9
	Mississippi	2.1	1.9
	South Carolina	1.6	0.3
	Alabama	1.2	1.4
	Maryland	0.7	0.7
	Florida	0.6	1.9

		38.8	42.9

Central	Texas	31.8	30.9
	Oklahoma	8.1	7.7
	Kansas	0.9	0.9

		40.8	39.5

Western	California	15.3	13.8

International	United Kingdom	5.1	3.8

		100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		34.5%	34.8%
Nissan/Infiniti		14.1	15.8
Honda/Acura		12.8	12.6
BMW/Mini		11.7	10.4
Ford		7.1	8.6
Mercedes-Benz		5.3	5.6
GM		4.7	3.6
Chrysler		3.6	2.8
Other		6.2	5.8

		100.0%	100.0%

NEW VEHICLE UNIT SALES OTHER MIX:
Import		58.6%	58.5%
Luxury		26.1	26.9
Domestic		15.3	14.6

		100.0%	100.0%

Car		56.1%	57.7%
Truck		43.9	42.3

		100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2011	2010	% Change
REVENUES:
New vehicle retail sales	$784,714	$646,121	21.5%

Used vehicle retail sales	323,447	279,609	15.7
Used vehicle wholesale sales	61,951	42,512	45.7

Total used	385,398	322,121	19.6
Parts and service	194,950	185,435	5.1
Finance and insurance	44,240	37,476	18.0

Total	$1,409,302	$1,191,153	18.3%

GROSS MARGIN:
New vehicle retail sales	5.5%	6.1%
Used vehicle retail sales	8.9	9.5
Used vehicle wholesale sales	4.0	3.9
Total used	8.1	8.7
Parts and service	53.0	53.7
Finance and insurance	100.0	100.0
Total	15.7%	17.2%

GROSS PROFIT:
New vehicle retail sales	$42,772	$39,374	8.6%

Used vehicle retail sales	28,900	26,437	9.3
Used vehicle wholesale sales	2,494	1,663	50.0

Total used	31,394	28,100	11.7
Parts and service	103,369	99,571	3.8
Finance and insurance	44,240	37,476	18.0

Total	$221,775	$204,521	8.4%

UNITS SOLD:
Retail new vehicles sold	24,704	20,631	19.7%

Retail used vehicles sold	16,730	14,993	11.6
Wholesale used vehicles sold	9,055	6,716	34.8

Total used	25,785	21,709	18.8%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,731	$1,908	(9.3)%
Used vehicle retail sales	1,727	1,763	(2.0)
Used vehicle wholesale sales	275	248	10.9
Total used	1,218	1,294	(5.9)
Finance and insurance (per retail unit)	$1,068	$1,052	1.5%

OTHER:
SG&A expenses	$175,884	$166,406	5.7%
SG&A as % revenues	12.5%	14.0%
SG&A as % gross profit	79.3%	81.4%
Operating margin (1)	2.8%	2.7%
Pretax margin (1)	1.8%	1.4%

FLOORPLAN EXPENSE:
Floorplan interest	$(6,760)	$(7,566)	(10.7)%
Floorplan assistance	6,210	5,235	18.6

Net floorplan expense	$(550)	$(2,331)	(76.4)%

(1)	These amounts have been adjusted to exclude the impact of certain items to provide additional information regarding the performance of our operations and improve period-to-period comparability. Refer to our Reconciliation of Certain Non-GAAP Financial Measures for a description of the aforementioned adjustments.

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended March 31,
	2011	2010	% Change
REVENUES:
New vehicle retail sales	$762,565	$634,385	20.2%

Used vehicle retail sales	310,963	276,489	12.5
Used vehicle wholesale sales	59,167	41,827	41.5

Total used	370,130	318,316	16.3
Parts and service	188,777	181,087	4.2
Finance and insurance	43,503	36,873	18.0

Total	$1,364,975	$1,170,661	16.6%

GROSS MARGIN:
New vehicle retail sales	5.5%	6.1%
Used vehicle retail sales	9.0	9.5
Used vehicle wholesale sales	4.2	4.0
Total used	8.3	8.8
Parts and service	53.4	53.9
Finance and insurance	100.0	100.0
Total	15.9%	17.2%

GROSS PROFIT:
New vehicle retail sales	$41,667	$38,644	7.8%

Used vehicle retail sales	28,083	26,202	7.2
Used vehicle wholesale sales	2,478	1,653	49.9

Total used	30,561	27,855	9.7
Parts and service	100,724	97,531	3.3
Finance and insurance	43,503	36,873	18.0

Total	$216,455	$200,903	7.7%

UNITS SOLD:
Retail new vehicles sold	23,968	20,285	18.2%

Retail used vehicles sold	16,154	14,796	9.2
Wholesale used vehicles sold	8,685	6,619	31.2

Total used	24,839	21,415	16.0%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,738	$1,905	(8.8)%
Used vehicle retail sales	1,738	1,771	(1.9)
Used vehicle wholesale sales	285	250	14.0
Total used	1,230	1,301	(5.5)
Finance and insurance (per retail unit)	$1,084	$1,051	3.1%

OTHER:
SG&A expenses	$170,416	$161,861	5.3%
SG&A as % revenues	12.5%	13.8%
SG&A as % gross profit	78.7%	80.6%
Operating margin	2.9%	2.8%

FLOORPLAN EXPENSE:
Floorplan interest	$(6,626)	$(7,428)	(10.8)%
Floorplan assistance	6,142	5,096	20.5

Net floorplan expense	$(484)	$(2,332)	(79.2)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010	% Change
NET INCOME RECONCILIATION:

As reported	$15,362	$7,981	92.5%
After-tax Adjustments:
Non-Cash asset impairment charges (2)	140	—
Loss on debt redemption (3)	—	2,458

Adjusted net income (1)	$15,502	$10,439	48.5%

DILUTED INCOME PER SHARE RECONCILIATION:

As reported	$0.66	$0.34	94.1%
After-tax Adjustments:
Non-Cash asset impairment charges	0.01	—
Loss on debt redemption	—	0.10

Adjusted diluted income per share (1)	$0.67	$0.44	52.3%

OPERATING MARGIN:

Unadjusted	2.8%	2.7%
Adjusted (1), (4)	2.8%	2.7%

PRETAX MARGIN:

Unadjusted	1.7%	1.1%
Adjusted (1), (5)	1.8%	1.4%

	Three Months Ended March 31,
	2011	2010	% Change
CASH FLOWS FROM OPERATING ACTIVITIES RECONCILIATION:
Net cash provided by (used in) operating activities	$54,455	$(20,082)	371.2%
Change in floorplan notes payable-credit facility, excluding floorplan offset account	(1,014)	67,547

Adjusted net cash provided by operating activities (1)	$53,441	$47,465	12.6%

(1)	We believe that these adjusted financial measures are relevant and useful to investors because they provide additional information regarding the performance of our operations and improve period-to-period comparability. These measures are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for their unadjusted counterparts, which are prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our financial statements calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.

(2)	Adjustment is net of tax benefit of $82 for the three months ended March 31, 2011 and is calculated utilizing the applicable federal and state tax rates for the adjustment.

(3)	Adjustment is net of tax benefit of $1,414 for the three months ended March 31, 2010 and is calculated utilizing the applicable federal and state tax rates for the adjustment.

(4)	Excludes the impact of non-cash asset impairment charges.

(5)	Excludes the impact of non-cash asset impairment charges and loss on debt redemption.